Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Rectitude Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares Stock, no par value	457(o)	$6.00	$13,800,000	$0.0001476	$2036.88
Fees to Be Paid	Other	Underwriter Warrants(2)	other	—	—	—
Fees to Be Paid	Equity	Ordinary Shares Stock, par value $0.0001, underlying the Underwriter’ warrants(2)	457(o)	$7.80	$780,000	$0.0001476	$115.13
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$13,800,000		2152.01
	Total Fees Previously Paid						$2152.01
	Total Fee Offsets						$0
	Net Fee Due						$0

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the ordinary shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The Registrant will issue to the underwriter warrants to purchase a number of Ordinary Shares equal to an aggregate of 5% of the shares of Ordinary Shares sold in the offering (the “Underwriter’ Warrants”). The exercise price of the Underwriter’ Warrants is equal to 130% of the offering price of the ordinary shares offered hereby. The Underwriter’ Warrants will be exercisable at any time in whole or in part, during the four and a half-year period commencing six (6) months from the effective date of the Offering, in compliance with FINRA Rule 5110(g)(8)(D). See “Underwriting.”